Exhibit 99.1

Blade announces sale of Passenger Division to Joby,

Transitions to Pure-Play Medical Services and Logistics Business

●	Blade Passenger division to be sold to Joby Aviation for up to $125 million

●	Blade’s Medical division will remain public and rebrand as Strata post-close, focusing entirely on its rapidly growing contractual medical services and logistics business

●	Long-term partnership between Joby and Strata will provide future access to Joby eVTOLs for medical flights

●	Divestiture is expected to be Adjusted EBITDA and Free Cash Flow neutral

New York, NY (08/04/2025) - Blade Air Mobility, Inc. (Nasdaq: BLDE, “Blade” or the “Company”) today announced an agreement to sell Blade’s passenger division to Joby Aviation, Inc. (NYSE: JOBY) for up to $125 million.

Following the close of the transaction, Blade’s Medical division will remain public and re-brand as Strata Critical Medical (“Strata”), focusing on leveraging its asset-light platform to provide mission critical logistics and medical services to hospitals and healthcare providers throughout the country, while strengthening and growing its business portfolio both organically and through acquisitions. Trinity Medical Solutions, the Company’s operating business in the Medical segment and one of the largest air transporters of human organs for transplant in the United States, will remain Strata’s wholly owned subsidiary.

The divestiture of Blade’s passenger business includes operations in the US and Europe, lounges and terminals in key hubs, as well as the Blade brand. Operations will continue with the business functioning as a standalone entity within Joby upon closing.

As part of this transaction, Strata will gain access to Joby aircraft for medical use as part of a long-term eVTOL partnership between the companies. It is expected that the quiet capabilities of Joby’s aircraft, coupled with its potential to operate at lower costs than traditional helicopters and other shorter-range aircraft, will provide value to Strata customers and a competitive advantage for the Company.

The financial impact of the divestiture is expected to be Adjusted EBITDA and Free Cash Flow neutral, supported by approximately $7 million in estimated annual corporate cost efficiencies.

At the closing of the transaction, Rob Wiesenthal, Founder and CEO of Blade, will join Joby as CEO of Blade Air Mobility and will also serve as Chairman of the Board of Strata.

Will Heyburn, Blade’s Chief Financial Officer, and Melissa Tomkiel, Blade’s President and General Counsel, will succeed Mr. Wiesenthal, serving as Co-CEOs of Strata while retaining their CFO and General Counsel roles, respectively.

Blade’s current Chairman, Eric Affeldt, will be named Lead Independent Director.

“Blade’s mission since inception has been to accelerate the transition from traditional rotorcraft to electric aircraft. There is no stronger company than Joby to help make this mission a reality, for the benefit of all our stakeholders, including our fliers, employees, partners, and the cities we serve,” said Mr. Wiesenthal.

He added, “Over the past eight years, our Company has successfully leveraged its logistics expertise to build one of the largest air transporters of human organs in the U.S. This transaction enables the Company to become laser focused on broadening our offerings across the medical logistics and solutions value chain with a singular strategy and significant deployable capital for acquisitions and organic expansion.”

“Strata’s end-to-end, time critical air logistics platform is second to none and is trusted by more organ transplant hospitals than any other provider,” said Ms.Tomkiel. “We will remain relentless in supporting our customers, all of whom are engaged in life-saving work every day. Our 100% contracted customer retention rate over the last twelve months is a testament to this unwavering commitment to the healthcare providers we serve. I’m excited to help guide Strata as we enter this new phase of growth.”

“This divestiture allows us to focus entirely on Medical, our fastest growing and most profitable business line, which represented approximately 84% and 59% of 2024 Segment Adjusted EBITDA and Revenue, respectively,” said Mr. Heyburn. “Following the close, Strata will be a pure-play, contractual medical business operating in rapidly growing markets that are not correlated with the overall macro environment. It’s an honor to help lead Strata as we expand our service offerings across medical and time critical logistics marketplaces.”

The purchase price paid by Joby will be up to $125 million and may, at Joby’s election, be paid in cash or Joby stock, subject to customary indemnification holdbacks and includes up to $35 million of earnouts based on performance and retention metrics. Blade’s Board of Directors formed a Transaction Committee consisting of independent directors to evaluate the transaction. UBS Investment Bank is serving as exclusive financial advisor to the Transaction Committee and Simpson Thatcher & Bartlett LLP is serving as legal advisor to Blade.

The transaction is expected to close in the coming weeks. A new ticker for Strata will be announced at a later date.

About Blade Air Mobility

Blade Air Mobility provides air transportation and logistics for hospitals across the United States, where it is one of the largest transporters of human organs for transplant, and for passengers, with helicopter and fixed wing services primarily in the Northeast United States, Southern Europe and Western Canada. Based in New York City, Blade's asset-light model, coupled with its exclusive passenger terminal infrastructure and proprietary technologies, is designed to facilitate a seamless transition from helicopters and fixed-wing aircraft to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility that is both quiet and emission-free.

For more information, visit www.blade.com.

About Joby Aviation

Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing air taxi. Joby intends to both operate its fast, quiet, and convenient air taxi service in cities around the world and sell its aircraft to other operators and partners. To learn more, visit www.jobyaviation.com.

Contacts

For Investor Relations

Mathew Schneider

investors@blade.com

For Media Relations

Lee Gold

press@blade.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate”, “believe”, “could”, “continue”, “expect", “estimate”, “may”, “plan”, “outlook”, “future”, "target", and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to the sale of the Company’s Passenger business, the impact and anticipated benefits of such transaction (including the receipt of any contingent consideration), the impact of such divestiture on the Company’s financial performance, the timing when such transaction may be completed, if at all, and the Company’s future prospects, business strategies, financial and operating performance, industry environment, and growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: the occurrence of any event, change, or circumstance that could give rise to the termination of the agreement between the Company and Joby or a delay in consummating the transactions contemplated thereby; the effect of the announcement of the proposed transaction on the Company’s business relationships, operating results, and business generally; unexpected costs, charges, or expenses resulting from the proposed divestiture; any failure to realize the anticipated efficiencies and benefits of such transaction; fluctuations in the value of any shares of Joby stock that are issued to us in the transaction, our continued incurrence of significant losses; failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; reliance on certain customers in our Passenger segment revenue; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; any change to the ownership of our aircraft and the challenges related thereto; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, geopolitical, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third-party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; risks and impact of any litigation we may be subject to; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.